 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2014

MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 West 55th Street

New York, NY 10019

(Address of Principal Executive Offices/Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 4, 2014, Macquarie Infrastructure Company LLC (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with The Voting Trust of IMTT Holdings Inc., as selling stockholder (the “Selling Stockholder”), and Barclays Capital Inc., as underwriter (the “Underwriter”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Stockholder, subject to and upon the terms and conditions set forth therein, an aggregate of 1,296,992 of the limited liability company interests of the Company (the “Shares”). The public offering price was $70.88 per share. The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholder. The sale of the Shares pursuant to the Underwriting Agreement is expected to close on or about November 10, 2014, subject to the satisfaction of customary closing conditions.

The Shares were registered under a registration statement (No. 333-187794) on Form S-3, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 8, 2013, as amended by Amendment No. 1 to Form S-3, filed with the Commission on July 7, 2014 (the “Shelf Registration Statement”).

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 4, 2014, by and among Macquarie Infrastructure Company LLC, The Voting Trust of IMTT Holdings Inc. and Barclays Capital Inc.
5.1	Opinion of White & Case LLP.
23.1	Consent of White & Case LLP (included as part of its opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date: November 7, 2014	By:	/s/ James Hooke
	Name:	James Hooke
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 4, 2014, by and among Macquarie Infrastructure Company LLC, The Voting Trust of IMTT Holdings Inc. and Barclays Capital Inc.
5.1	Opinion of White & Case LLP.
23.1	Consent of White & Case LLP (included as part of its opinion filed as Exhibit 5.1 hereto).